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                                                                   EXHIBIT 10.50

                     PROPRIETARY INFORMATION AND INVENTIONS,
                              NON-SOLICITATION AND
                            NON COMPETITION AGREEMENT



                                            ------------------------------------
                                                          (Date)

Ladies and Gentlemen:

              The following confirms an agreement between Discovery Laboratories, Inc. a Delaware corporation (the "Company"), and any successor in interest, and me, which is a material part of the consideration for my employment or continued employment by the Company

               1. Proprietary Information. I recognize that the Company is engaged in a continuous program of research, development and production. I also recognize that the Company possesses or has rights to information (including information developed by me during my employment by the Company) which has commercial value in the Company's business ("Proprietary Information"). By way of illustration, but not limitation, Proprietary Information includes inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists,, and contacts at or knowledge of customers or prospective customers of the company.

        2. Obligation of Confidentiality. I understand and agree that my employment creates a relationship of confidence and trust between the Company and me with respect to (i) all Proprietary Information, and (ii) the confidential information of others with which the Company has a business relationship. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all such information, and I will not use or disclose any such information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

       3. Disclosure and Assignment of Inventions. In addition, I hereby agree as follows:

               (a) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all trade secrets, patents, trademarks, copyrights, and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information.

               (b) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by me or others in connection with my employment shall be and remain the sole property of the Company. I shall return to the Company all such materials and property as and when requested by the Company. Even if the Company does not so request, I shall return all such materials and property upon termination of my employment by me or by the Company for any reason, and I will not take with me any such material or property or any reproduction thereof upon such termination.


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              (c) I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, works of authorship, formulas, ideas, processes, techniques, know-how and data, whether or not patentable (collectively, "Inventions"), made or conceived, reduced to practice or learned by me, either alone or jointly with others, during the term of my employment and for one (1) year thereafter.

               (d) All Inventions which I conceive, develop or have developed (in whole or in part, either alone or jointly with others) and (i) which use or have used equipment, supplies, facilities or trade secret information of the Company, or (ii) which use or have used the hours for which I am to be or was compensated by the Company, or (iii) which relate at the time of conception or reduction to practice thereof to the business of the Company or its actual or demonstrably anticipated research and development or (iv) which result from any work performed by me for the Company, shall be the sole property of the Company and its assigns (and to the fullest extent permitted by law shall be deemed works made for hire), and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I agree that any Invention required to be disclosed under paragraph (c) above within one (1) year after the term of my employment shall be presumed to have been conceived during my employment. I understand that I may overcome the presumption by showing that such Invention was conceived after the termination of my employment.

               (e) With respect to Inventions described in paragraph (d) above, I will assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. This obligation shall survive the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure my signature to any document reasonably necessary or appropriate for any of the foregoing purposes, (including renewals, extensions, continuations, divisions, or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by me.

               (f) I understand that this Agreement does not require assignment of an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on my own time, unless the invention relates (i) directly to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development. However, I will disclose any Inventions as required by paragraph
(c) above in order to permit the Company to determine such issues as may arise. Such disclosure shall be received in confidence by the Company.


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               4. Other Business Activities. So that the Company may be aware of the extent of any other demands upon my time and attention, I will disclose to the Company (such disclosure to be held in confidence by the Company) the nature and scope of any other business activity in which I am or become engaged during the term of my employment. During the term of my employment, I will not engage in any business activity which is related to the Company's business or its actual or demonstrably anticipated research and development.

               5. Non-Solicitation of Employees, Customers and Others. I will not now or in the future disrupt, damage, impair or interfere with the business of the Company, whether by way of interfering with or raiding its employees, disrupting its relationships with customers, agents, vendors, distributors or representatives, or otherwise. During my employment with the Company and for eighteen (18) months thereafter, I will not encourage or solicit any employee of the Company to leave the Company for any reason; provided, however, that this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

                6. Prior Inventions. As a matter of record I attach hereto as Exhibit A a complete list of all inventions or improvements relevant to the subject matter of my employment by the company which have been made or conceived or first reduced to practice by me, alone or jointly with others, prior to my employment with the Company that I desire to remove from the operation of this Agreement, and I covenant that such list is complete. If no such list is attached to this Agreement, I represent that I have no such inventions and improvements at the time of signing this Agreement.

               7. Obligations to Former Emplovers. I represent that my execution of this Agreement, my employment with the Company and my performance of my proposed duties to the Company in the development of its business will not violate any obligations I may have to any former employer or any other third party, including any obligations to keep confidential any proprietary or confidential information. I have not entered into, and I will not enter into, any agreement which conflicts with or would, if performed by me, cause me to breach this Agreement. I further represent that I have no knowledge of any pending or threatened litigation to which the Company may become a party by virtue of my association with the Company. I further agree to immediately inform the Company of any such pending or threatened litigation should it come to my attention during the course of my employment.

               8. Confidential Information of Former Employers. In the course of performing my duties to the Company, I will not utilize any proprietary or confidential information of any former employer nor violate any written or oral, express or implied agreement with any former employer.

               9. United States Government Obligations. I acknowledge that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions which are made known to me and to take all action necessary to discharge the obligations of the Company under such agreements.
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                10. Miscellaneous

                      (a) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                      (b) No delay or omission by the Company in exercising any right hereunder will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion

                      (c) I expressly consent to be bound by the provisions hereof for the benefit of the Company or any subsidiary or affiliate thereof to whose employ I may be transferred without the necessity that this Agreement be reassigned at the time of such transfer.

                      (d) This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regards to the application of choice of law rules.

                      (e) This Agreement shall be effective as of the first day of my employment by the Company, shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

Dated:__________________
                                          __________________________
                                          Employee Signature
                                          Name:_____________________

S.S.#:__________________

Accepted and Agreed to:

DISCOVERY LABORATORIES, INC.

By: ___________________
Name: _________________
Title: __________________


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                                    EXHIBIT A


Discovery Laboratories, Inc.
3359 Durham Road
Doylestown, PA 18901

Attn: Robert J. Capetola, Ph.D.

Ladies and Gentlemen:

         1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Discovery Laboratories, Inc. (the "Company") that have been made or conceived or first reduced to practice by me, alone or jointly with others, prior to my employment by the Company that I desire to remove from the operation of the Company's Proprietary Information and Inventions, Non-Solicitation and Non-Competition Agreement.


  _________                         No inventions or improvements

  _________                         See below: Any and all inventions regarding

  _________                         Additional sheets attached.

2. 1 propose to bring to my employment the following materials and documents of a former employer:

  _________   No materials or documents

  _________   See below:


Date:  __________________________________         _____________________________
                                                  Employee Signature
Name: __________________________________